                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                         THIRD WAVE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                         THIRD WAVE TECHNOLOGIES, INC.
                             ---------------------

                      2002 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 5, 2002
                             ---------------------

To our Shareholders:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Third Wave Technologies, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 502 South Rosa Road, Madison, Wisconsin 53719 on June 5, 2002 at 9:00 a.m., local time, for the following purposes:

          (1) To elect three (3) directors each to serve for a term of three (3) years expiring upon the 2005 annual meeting of shareholders or until their successors are elected and qualified;

          (2) To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 2002; and

          (3) To transact any other business which is properly presented and which would ordinarily be presented at an annual meeting of shareholders.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on April 19, 2002 are entitled to notice of and to vote at this meeting.

     All shareholders are invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if a proxy is returned.

                                          By Order of the Board of Directors,

                                          /s/ LANCE FORS

                                          Lance Fors, Ph.D.
                                          Chief Executive Officer
April 26, 2002

                         THIRD WAVE TECHNOLOGIES, INC.
                             ---------------------
                            PROXY STATEMENT FOR THE
                    2002 ANNUAL MEETING OF THE SHAREHOLDERS
                                  JUNE 5, 2002
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of Third Wave Technologies, Inc. (the "Company", "us", "we" or "our") for use at the annual meeting of shareholders to be held on Wednesday, June 5, 2002 at 9:00 a.m., local time, or at any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held at the principal executive offices of the Company at 502 South Rosa Road, Madison, Wisconsin 53719. The telephone number at that location is (608) 273-8933.

     These proxy solicitation materials are being mailed on or about April 26, 2002 to all shareholders entitled to vote at the meeting.

RECORD DATE

     Shareholders of record at the close of business on April 19, 2002, the record date for the meeting, are entitled to notice of and to vote at the meeting. At the record date, 39,396,351 shares of the Company's common stock were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a duly executed proxy bearing a later date, by attending the shareholder meeting and voting in person or by delivering to the Secretary of the Company, at the Company's principal executive offices, a written notice of revocation.

VOTING AND SOLICITATION

     Each shareholder is entitled to one vote for each share held as of the record date for the meeting. Shareholders will not be entitled to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telegram, facsimile or other means of communication. We have engaged Georgeson & Co. to assist us in distributing materials, for a fee estimated at $7,125, plus reimbursement of out-of-pocket expenses.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections appointed for the meeting and will determine whether a quorum is present.

     We need a majority of the shares of common stock issued and outstanding on the record date present, in person or by proxy, to have a quorum to allow us to hold the annual meeting. Shares that are voted "For", "Against" or "Abstain" with respect to any matter are treated as being present at the meeting.

     In the election of directors, you can withhold your vote for any nominee. Withheld votes will be excluded entirely from the vote on the election of directors and will have no effect on the outcome. On the ratification of the appointment of Ernst & Young LLP, you can vote to "abstain". If you vote to "abstain", your vote will have the effect of a vote against the ratification.

     If you hold shares through a broker, follow the voting instructions you receive from your broker. If you do not submit voting instructions with respect to a matter and your broker does not vote your shares on that matter (so-called "broker non-votes"), your shares will not be counted in determining the outcome of the vote on that matter.

     Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the three nominees named in this proxy statement, for the ratification of the appointment of the independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented by such shareholders at the Company's annual meeting to be held in 2003 must be submitted in writing to the Secretary of the Company at the Company's executive offices and received by the Company no later than December 27, 2002 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, the by-laws of the Company provide that any shareholder entitled to vote may nominate persons for election as directors or propose business to be brought before a meeting, or both, only if the shareholder has given timely notice in proper written form of such shareholder's intent to make such nomination or propose such business. To be timely, such shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days in advance of the first anniversary date of mailing of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, unless no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, in which case, to be timely such notice must be so received a reasonable time before the solicitation is made. The by-laws contain provisions regarding information that must be set forth in the shareholder's notice in order for it to be in proper form.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's board of directors currently consists of seven persons, divided into three classes serving terms of three years. Shareholders elect one class of directors at each annual meeting. Three directors are to be elected at this annual meeting, to hold office until the 2005 annual meeting of shareholders or until a successor has been duly elected and qualified. The other classes of directors will be elected at the Company's annual meetings of shareholders to be held in 2003 and 2004. The nominating committee of the Company's board of directors is currently evaluating candidates to be appointed to fill the vacancy in class of directors continuing in office until the 2003 annual meeting of shareholders, caused by the resignation of a director.

     In the event that any of the nominees for director at the annual meeting becomes unavailable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

     The names of the three nominees for election to the board of directors at the annual meeting, their ages as of the record date for the meeting, and certain information about them are set forth below. The names of the current directors with unexpired terms, their ages as of the record date, and certain information about them are also stated below.

      NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR TERMS ENDING IN 2005

NAME                                        AGE              PRINCIPAL OCCUPATION
----                                        ---              --------------------
Tom Daniel (1)(2)(3)......................  37    Partner, Schroder Ventures
G. Steven Burrill (2).....................  57    Chief Executive Officer, Burrill & Company
Lloyd M. Smith, Ph.D.(1)(3)...............  47    Kellett Professor of Chemistry, University
                                                  of Wisconsin and Member, Scientific
                                                  Advisory Board, Third Wave Technologies,
                                                  Inc.

             DIRECTOR CONTINUING IN OFFICE - TERM EXPIRING IN 2003

NAME                                        AGE              PRINCIPAL OCCUPATION
----                                        ---              --------------------
John Neis (1)(2)(3).......................  46    Senior Partner, Venture Investors
                                                  Management LLC

            DIRECTORS CONTINUING IN OFFICE - TERMS EXPIRING IN 2004

NAME                                    AGE            PRINCIPAL OCCUPATION
----                                    ---            --------------------
Lance Fors, Ph.D......................  44    President and Chief Executive Officer,
                                              Third Wave Technologies, Inc.
David A. Thompson(3)..................  60    Retired; Former Senior Vice President
                                              & President, Diagnostic Division,
                                              Abbott Laboratories
Kenneth R. McGuire....................  60    Chief Executive Officer, Burbank Group
                                              of Companies

---------------

(1) Member of the compensation committee

(2) Member of the audit committee

(3) Member of the nominating committee

     There are no family relationships among any of the directors or executive officers of the Company.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR TERMS EXPIRING IN 2005

     Tom Daniel has served as one of our directors since October 1999. He is a partner with Schroder Ventures, a venture capital investment firm, where he has focused on life science investments in the United States and Europe since 1998. From 1995 to 1998, Mr. Daniel was an associate with Domain Associates, a venture capital firm focused on the life science. Mr. Daniel serves on the boards of directors of several private companies. Mr. Daniel received an M.B.A. from Harvard University and an M.A. from Oxford University.

     G. Steven Burrill has served as one of our directors since October 1998. Mr. Burrill is Chief Executive Officer of Burrill & Company, a Life Sciences Private Merchant Bank which he founded in 1994. Prior to founding Burrill & Company, Mr. Burrill was a partner of Ernst & Young from 1977 through 1993. Mr. Burrill is a director of AgraQuest, Crosscart, DepoMed, MetriGenix, Sulis Pharmaceuticals, Transgene, Targacept, and ValiGen. He is Chairman of the Boards of AniGenics and Paradigm Genetics. Mr. Burrill received a B.B.A. from the University of Wisconsin, Madison.

     Lloyd M. Smith, Ph.D. has served as one of our directors since our formation and also serves on our scientific advisory board. Dr. Smith is Kellett Professor of Chemistry at the University of Wisconsin, Madison. Dr. Smith was the primary inventor of automated DNA sequence analysis. Dr. Smith regularly consults and advises us in our research and development efforts. He serves on the scientific advisory boards of Curagen Corporation and HTS BioSystems, Inc.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

     John Neis has served as one of our directors since August 1994. Mr. Neis is Senior Partner of Venture Investors Management LLC, a firm that is the manager and general partner of Madison, Wisconsin-based venture capital management funds. He also serves on the Advisory Board of the Weinert Applied Ventures Program at the University of Wisconsin. Mr. Neis received a B.S. in finance from the University of Utah and an M.S. in business from the University of Wisconsin, and is a Chartered Financial Analyst.

     Lance Fors, Ph.D., our founder, has served as our President, Chief Executive Officer and one of our directors since our inception in 1993. Dr. Fors received his Ph.D. in molecular biology from the California Institute of Technology in 1990. Dr. Fors has over twenty years of research and development experience and is the inventor on four patents with an additional 13 pending in the area of DNA and RNA sequence analysis.

     David A. Thompson has served as one of our directors since August 1997. Mr. Thompson retired from Abbott Laboratories in 1995 where he worked for over 30 years. He held several corporate officer positions with Abbott Laboratories including: Senior Vice President & President Diagnostic Division 1983-1995, Vice President Human Resources 1982-1983, Vice President Corporate Materials Management 1981-1982 and Vice President Operations 1974-1981. Mr. Thompson currently serves on the board of directors of Tripath, a diagnostic image company, and St. Jude Medical Inc., a medical device company.

     Kenneth R. McGuire has served as one of our directors since October 1998. In 1986, Mr. McGuire founded the first of the Burbank Group of Companies, manufacturers of commercial aircraft noise suppression equipment. He has served as Chief Executive Officer of the member companies of the Burbank Group since their respective inceptions. Mr. McGuire received a B.S. from the United States Naval Academy and a J.D. from Columbia University.

VOTE REQUIRED

     Directors are elected by a plurality of the votes cast. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees. Votes withheld from any director will have no effect on the outcome.

BOARD MEETINGS, COMMITTEES AND DIRECTORS COMPENSATION

     The board of directors of the Company held a total of seven meetings during 2001 and all directors attended at least 75% of the total number of meetings of the board and committees of the board on which the director served during 2001.

     The board of directors has a compensation committee, an audit committee and a nominating committee. From time to time, the board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The compensation committee consists of Messrs. Smith, Neis and Daniel. The compensation committee makes recommendations to the board of directors regarding our employee benefit plans and the compensation of officers. The compensation committee held a total of one meeting during 2001.

     The audit committee consists of Messrs. Neis, Burrill and Daniel. Each member is "independent" as such term is defined in the listing standards of the National Association of Securities Dealers. The audit committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits. Information regarding the functions performed by the audit committee and the number of meetings held during 2001, is set forth in the "Report of the Audit Committee", included in this proxy statement.

     The nominating committee consists of Messrs. Daniel, Neis, Smith and Thompson. The nominating committee evaluates and recommends candidates for election or appointment to the Company's board of directors. The nominating committee was formed in April, 2002 and therefore did not hold any meetings in 2001. The nominating committee will consider director candidates recommended by shareholders.

Recommendations may be sent to John Comerford, Vice President, General Counsel and Secretary, 502 South Rosa Road, Madison, Wisconsin 53719.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the compensation committee is currently, or has ever been at any time since our formation, an officer or employee of the Company or any of its subsidiaries. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one of more officers serving as a member of our board of directors or compensation committee.

DIRECTOR COMPENSATION

     Our non-employee directors are reimbursed for expenses incurred in connection with attending board and committee meetings but are not compensated for their services as board or committee members. We have in the past granted non-employee directors options to purchase our common stock pursuant to the terms of our stock plans, and our board continues to have the discretion to grant options to new non-employee directors. Our non-employee directors will each annually receive automatic, nondiscretionary grants of options to purchase 5,000 shares of our common stock.

                                 PROPOSAL NO. 2

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The board of directors has, based on the recommendation of the audit committee, appointed Ernst & Young LLP as the independent auditors of the Company for the current fiscal year ending December 31, 2002. Ernst & Young LLP have audited the Company's financial statements since its inception.

FEES PAID OR DUE TO ERNST & YOUNG LLP

     Audit Fees. The aggregate fees for professional services rendered by Ernst & Young LLP in connection with their 2001 annual audit and reviews of financial statements in our Quarterly Reports on Form 10-Q for 2001 were approximately $162,000.

     Financial Information Systems Design and Implementation Fees. The Company did not engage Ernst & Young LLP to undertake any financial information systems design and implementation work during 2001.

     All Other Fees. The aggregate fees for all other services rendered by Ernst & Young LLP in 2001 was approximately $57,000, consisting of audit related services of approximately $20,000 and non-audit services of approximately $37,000. Audit related services generally include fees for accounting consultations and registration statements.

     Representatives of Ernst & Young LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If shareholders fail to ratify the selection, the audit committee and the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee and the board in their discretion may direct the appointment of different independent auditors at any time during the year.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

VOTE REQUIRED

     The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by us during 1999, 2000 and 2001 to our chief executive officer and our next four most highly compensated other executive officers who received salary compensation of more than $100,000 during 2001 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                        ANNUAL COMPENSATION         SECURITIES
                                                   -----------------------------    UNDERLYING     ALL OTHER
NAME                      PRINCIPAL POSITION(S)    YEAR   SALARY($)    BONUS($)     OPTIONS(#)    COMPENSATION
----                      ---------------------    ----   ---------   ----------   ------------   ------------
Dr. Lance Fors.........  President, Chief          2001   $357,512      $166,800        141,480         N/A
                         Executive
                         Officer, Chairman,        2000   $295,005       $68,850        693,600
                         Director                  1999   $255,000       $80,000         85,000
John J. Puisis(1)......  Senior Vice President,    2001   $ 60,938    $2,111,864        275,000      $4,924(2)
                         Chief Financial Officer
Ian Edvalson...........  Senior Vice President     2001   $232,500       $98,000         81,000         N/A
                         of Business and           2000   $180,000       $22,500        120,000
                         Corporate Development     1999   $106,250       $20,000         96,000
Rocky Ganske...........  Chief Operating Officer   2001   $232,500       $83,000         81,000         N/A
                                                   2000   $176,000       $21,300        135,600
                                                   1999   $131,000       $24,000         30,000
Dr. Bruce Neri.........  Senior Vice President,    2001   $206,250       $98,000         59,400         N/A
                         Research & Development    2000   $180,000       $24,750         62,400
                                                   1999   $154,500       $28,800          9,600

---------------

(1) Mr. Puisis joined us in September, 2001.

(2) Consists of relocation expenses paid by us.

OPTION GRANTS IN 2001

     The following table sets forth information relating to stock options granted during 2001 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

                                         INDIVIDUAL GRANTS
                       -----------------------------------------------------
                                        PERCENT OF                             POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF        TOTAL                                   ASSUMED ANNUAL RATES OF
                        SECURITIES       OPTIONS                               STOCK APPRECIATION FOR OPTION
                        UNDERLYING      GRANTED TO    EXERCISE                             TERM
                          OPTIONS      EMPLOYEES IN   PRICE PER   EXPIRATION   -----------------------------
NAME                   GRANTED(#)(1)     2001(2)      SHARE($)       DATE           5%              10%
----                   -------------   ------------   ---------   ----------   -------------   -------------
Dr. Lance Fors.......     141,480          9.52         11.00     6/12/2011     $  540,870      $1,783,080
John J. Puisis.......     275,000         18.49          6.27     8/24/2011     $1,084,372      $2,748,010
Ian Edvalson.........      81,000          5.45         11.00     6/12/2011     $  309,658      $1,020,848
Dr. Bruce Neri.......      59,400          3.99         11.00     6/12/2011     $  227,083      $  748,622
Rocky Ganske.........      81,000          5.45         11.00     6/12/2011     $  309,658      $1,020,848

---------------

(1) For each of the Named Executive Officers, 25% of the options vest on each of the first four anniversaries of the date of grant (which was August 24, 2001 for Mr. Puisis and June 12, 2001 for each of the other Named Executive Officers).

(2) We granted options to purchase a total of 1,486,890 shares of common stock during 2001.

AGGREGATE OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for the Named Executive Officers relating to option exercises in 2001 and the number and value of securities underlying exercisable and unexercisable options held at December 31, 2001:

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                         SHARES                            DECEMBER 31, 2001           DECEMBER 31, 2001(2)
                       ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                   EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   --------------   -----------   -------------   -----------   -------------
Dr. Lance Fors.......       0              0            406,500        578,580       $628,479       $ 78,597
John J. Puisis.......       0              0                  0        275,000              0       $217,250
Ian Edvalson.........       0              0            120,000        177,000       $265,680       $ 88,560
Rocky Ganske.........       0              0            127,500        169,500       $371,385       $ 27,675
Dr. Bruce Neri.......       0              0            151,800         99,600       $753,768       $  8,856

---------------

(1) Value realized reflects the fair market value of our common stock underlying the option on the date of exercise minus the aggregate exercise price of the option.

(2) Value of unexercised in-the-money options are based on a value of $7.05 per share, the fair market value of our common stock on December 31, 2001. Amounts reflected are based on the value of $7.05 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company and Mr. Puisis have entered into an employment agreement that provides for an initial base salary of $225,000 and a target annual bonus of no less than 22.5% of base salary. The agreement provided for the initial option grant to Mr. Puisis listed under "Option Grants in 2001" and for the one-time sign-on bonus to Mr. Puisis (the "Sign-on Bonus") listed under "Summary Compensation Table" to partially compensate Mr. Puisis for certain moneys lost upon Mr. Puisis beginning employment with the Company. Mr. Puisis' employment may be terminated by either the Company or Mr. Puisis at any time, except that
(i) if the Company terminates Mr. Puisis for "cause" (as defined in the employment agreement) or Mr. Puisis voluntarily terminates his employment other than for "good reason" (as defined in the employment agreement) within the first twelve months, Mr. Puisis must repay to the Company $1,400,000 of the Sign-on Bonus and if any such termination occurs after the first twelve months but within the first twenty-four months, Mr. Puisis must repay to the Company $700,000 of the Sign-on Bonus and (ii) if the Company terminates Mr. Puisis other than for "cause" or Mr. Puisis voluntarily terminates his employment for "good reason", Mr. Puisis would receive a lump sum severance payment equal to one year's base salary and a pro-rated portion of his target bonus and continued coverage for one year under the Company's health and other welfare benefit plans. The employment agreement with Mr. Puisis defines "good reason" to include
(i) Dr. Fors voluntarily ceasing to be the CEO or Chairman of the Company's board of directors within eighteen months of the beginning of Mr. Puisis' employment and (ii) a resignation by Mr. Puisis following a "change of control" (as defined in the employment agreement), but not earlier than six months after the change in control.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report is provided to shareholders by the compensation committee of the board of directors:

     The compensation committee of the board of directors, which is composed of three non-employee directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and shareholder return.

     Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles are summarized as follows:

     - Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

     - Motivate executives to achieve optimum performance for the Company;

     - Align the financial interest of executives and shareholders through equity-based plans; and

     - Provide a total compensation program that recognizes individual contributions as well as overall business results.

     Compensation Program. The compensation committee is responsible for reviewing and recommending to the board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The compensation committee is also responsible for the administration of the Company's 2000 Stock Plan. There are two major components to the Company's executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The compensation committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

          1. Base Salary. In setting compensation levels for executive officers, the compensation committee reviews competitive information relating to compensation levels for comparable positions at biotechnology and high technology companies. In addition, the compensation committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external fairness and the critical nature of the position relative to the success of the Company.

          2. Long-Term Incentives. The Company's 2000 Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's common stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The compensation committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the shareholders in enhancing the value of the Company's equity.

          3. Benefits. The Company provides benefits to the Named Executive Officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for the calendar year 2001 for any executive officer.

     Section 162(m) of the Internal Revenue Code Limitations on Executive Compensation. In 1993, Section 162(m) was added to the United States Internal Revenue Code. Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's chief executive officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 2001, except for Mr. Puisis, as a result of the one-time Sign-on Bonus.

     The total compensation of Dr. Fors, the Company's Chief Executive Officer, is consistent with the Company's overall executive compensation philosophy as described above, and the compensation of Dr. Fors was based on the factors described above.

     It is the opinion of the compensation committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's shareholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

     The foregoing report shall not be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

                                          Respectfully submitted,

                                          The compensation committee of the
                                          board of directors

                                          Lloyd Smith, Ph.D.
                                          Tom Daniel
                                          John Neis

EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company as of April 19, 2002 are set forth below:

     Lance Fors, Ph.D. (44), our founder, has served as our President, Chief Executive Officer and one of our directors since our inception in 1993. Dr. Fors received his Ph.D. in molecular biology from the California Institute of Technology in 1990. Dr. Fors has over twenty years of research and development experience and is the inventor on four patents with an additional 13 pending in the area of DNA and RNA sequence analysis.

     John J. Puisis (42) has served as our Senior Vice President, Chief Financial Officer since September 2001. From 1996 until he joined the Company, Mr. Puisis held senior management positions at the Spencer Stuart and Egon Zehnder executive recruitment firms, specializing in recruiting for the biotechnology and pharmaceutical industries. From 1989 to 1996, Mr. Puisis held key financial executive positions at DEKALB Genetics and Kraft Foods. Prior to 1989, Mr. Puisis held various positions at several large public accounting firms. Mr. Puisis earned an M.B.A. from Northwestern University and a B.A. in accounting from Northern Illinois University. He is a certified public accountant.

     Rocky E. Ganske (43) joined us in October 1996 as Vice President of Operations and was promoted to Chief Operating Officer in July 2000. From 1980 until joining us, Mr. Ganske held various management positions in quality engineering, quality assurance and regulatory compliance at Becton, Dickinson and Company. Mr. Ganske received an Associates Applied Science Degree in electronics technologies from the Utah Technical College.

     Bruce Neri, Ph.D. (55) joined us in July 1996 as Vice President of Research and Development and was promoted to Senior Vice President of Research and Development in July 1997. From 1991 until joining us, Dr. Neri was Vice President of DNA probe development at Becton, Dickinson and Company. Prior to 1991, Dr. Neri directed Research and Development at Gene-Trak Systems, Angenics, Inc., Instrumentation Laboratories and Abbott Laboratories. Dr. Neri is the inventor on six United States patents, with an additional six pending in the area of human in-vitro diagnostic products. Dr. Neri received a B.A. in chemistry from Cornell College and a Ph.D. in analytical chemistry from the University of Arizona.

     Ian B. Edvalson (35) joined us in April 1999 as Vice President of Corporate Strategy and General Counsel and was promoted to Senior Vice President of Corporate and Business Development in July 2000. From 1994 until joining us, Mr. Edvalson was a senior biotechnology licensing attorney at Wilson Sonsini Goodrich & Rosati. Mr. Edvalson received a B.S. in microbiology, a B.A. in Korean and a J.D. from the University of Chicago.

     Ivan D. Trifunovich (39) joined us as Senior Vice President and General Manager of our Genomics business unit in February 2002. From 1999 until joining us, Dr. Trifunovich was, successively, Vice President of e-Business and Vice President of Research Strategy and Operations at Pharmacia Corp. Prior to 1999, Dr. Trifunovich was a Director of New Product Marketing at Johnson & Johnson, Inc. From 1992 to 1997, Dr. Trifunovich held various positions at Bristol-Meyers Squibb, Inc. Dr. Trifunovich earned his Ph.D. at UCLA and his M.B.A. at the University of Pennsylvania's Wharton School of Business. He is the holder of ten U.S. patents.

     John Comerford (39) joined us in September 2000 as Vice President, General Counsel and Secretary. From 1998 until joining us, Mr. Comerford was Corporate General Counsel and Secretary at Lunar Corporation, a publicly-traded medical device company. From 1990 to 1997, Mr. Comerford was Associate Resident Counsel at National Presto Industries, Inc. Prior to 1990, Mr. Comerford was a Staff Attorney at Fort Howard Corporation. Mr. Comerford received a J.D. from Marquette University and a B.A. in business administration from St. Norbert College.

                         REPORT OF THE AUDIT COMMITTEE

     The audit committee oversees the Company's financial reporting process on behalf of the board of directors. The audit committee is governed by a written charter approved by the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The audit committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States. In addition, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and the audit committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence.

     The audit committee discussed with the Company's independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The audit committee held five meetings in 2001. In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The audit committee and the board have also recommended the selection of the Company's independent auditors.

     The foregoing report shall not be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

                                          Respectfully submitted,

                                          The audit committee of the board of
                                          directors

                                          John Neis
                                          G. Steven Burrill
                                          Tom Daniel

                             PRINCIPAL SHAREHOLDERS

     The following table shows information known to us with respect to the beneficial ownership of our common stock as of April 19, 2002 by

     - each person (or group of affiliated persons) who owns beneficially 5% or more of our common stock;

     - each of our directors;

     - the Named Executive Officers; and

     - all of our directors and executive officers as a group.

     Except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. Addresses for those individuals for which an address is not otherwise indicated is: c/o Third Wave Technologies, Inc., 502 South Rosa Road, Madison, Wisconsin 53719.

                                                                   SHARES BENEFICIALLY OWNED
                                                           ------------------------------------------
                                                                          SHARES SUBJECT TO
BENEFICIAL OWNER                                           TOTAL NUMBER        OPTIONS        PERCENT
----------------                                           ------------   -----------------   -------
5% SHAREHOLDERS:
State of Wisconsin Investment Board(1)...................    3,957,900               0         10.0%
Mazama Capital Management, Inc.(2).......................    2,273,700               0          5.8%
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Lance Fors, Ph.D.(3).....................................    2,653,520         406,500          6.7%
John Puisis..............................................        1,200               0            *
Rocky Ganske.............................................      129,853         127,500            *
Bruce Neri, Ph.D.........................................      168,383         151,800            *
Ian Edvalson.............................................      137,420         135,000            *
Lloyd M. Smith, Ph.D.(4).................................    1,982,400           8,400          5.0%
John Neis(5).............................................    1,828,725           8,400          4.6%
David A. Thompson(6).....................................       49,200          49,200            *
Tom Daniel(7)............................................    1,329,841           8,400          3.4%
G. Steven Burrill(8).....................................    1,039,263           8,400          2.6%
Kenneth R. McGuire.......................................    4,425,850           8,400         11.2%
All directors and executive officers as a group (13
  persons)...............................................   13,763,903         931,200         34.2%

---------------

 *  indicates less than 1%

(1) Based on information provided in the Schedule 13G filed by the State of Wisconsin Investment Board ("SWIB") with the Securities and Exchange Commission on April 4, 2002. The address of SWIB is P.O. Box 7842, Madison, Wisconsin 53707.

(2) Based on information provided in the Schedule 13G filed by Mazama Capital Management, Inc. ("MCM") with the Securities and Exchange Commission on January 31, 2002, MCM has sole disposition power with respect to all 2,273,700 shares and sole voting power with respect to 1,962,800 of those shares. The address of MCM is One S.W. Columbia, Suite 1860, Portland, Oregon 97258.

(3) Includes 1,974,000 shares of common stock held in a voting trust for the benefit of Dr. Fors' family members. Dr. Fors and his wife, Charlotte H. Selover, are co-trustees of this voting trust.

(4) Includes 244,800 shares of common stock held in a voting trust for the benefit of Dr. Smith's family members. Dr. Smith is the sole trustee of the said voting trust.

(5) Includes 1,196,550 shares held by Venture Investors of Wisconsin and 445,200 shares held by Venture Investors Early Stage II Limited Partnership and 170,400 shares held by Venture Investors Early Stage

    Fund III Limited Partnership. The address of Venture Investors of Wisconsin, Inc. is 505 South Rosa Road, Madison, Wisconsin 53719.

(6) Mr. Thompson's address is 40 South Wynstone Drive, North Barrington, IL
    60010.

(7) Includes 798,202 shares owned by Schroder Ventures International Life Sciences Fund II LPI, 464,400 shares held by Schroder Ventures International Life Sciences Fund II LPII, 24,000 shares held by Schroder Ventures International Life Sciences Fund II LPIII, 6,000 shares held by Schroder Ventures Co-Investment Scheme, 3,600 shares held by Schroder Ventures Strategic Partners LP, and 25,200 shares held by Schroder Ventures Investments Limited. The address of Schroder Ventures International Life Sciences Fund II, LPI, Schroder Ventures International Life Sciences Fund II LPII, and Schroder Ventures International Life Sciences Fund II LPIII is 787 Seventh Avenue, 34th Floor, New York, NY 10019. The address of Schroder Ventures Co-Investment Scheme is 22 Church Street, Hamilton, Bermuda, HM11. The address of Schroder Ventures Investments Limited is P.O. Box 255, Barfield House, St. Julian's Avenue, St. Peter Port, Guernsey GY1 4ND Channel Islands, United Kingdom. The address of any other entities affiliated with Tom Daniel is 20 Southhampton Street, London UK WC2E 7QG.

(8) Includes 1,020,863 shares held by the Burrill Agbio Capital Fund, LP. Mr. Burrill is general partner of Burrill Agbio Capital Fund, LP and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any persons who beneficially own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. To our knowledge, based solely on review of the copies of such reports sent to us and written representations that no other reports were required, we believe that during the year ended December 31, 2001, our directors, officers and ten percent shareholders complied with their Section 16(a) filing requirements, except that each of Mr. Preston Tsao (who has resigned as a director of the Company) and Mr. Neis filed one late report relating to one transaction.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1998, the Company and Burrill Agbio Capital Fund, L.P., a venture capital fund managed by Mr. Burrill, a director of the Company, formed Third Wave Agbio, Inc. ("Agbio"). The Company received shares of common stock of Agbio which represented 50 percent of the total outstanding shares of Agbio, and the Company granted to Agbio an exclusive worldwide license in the field of agriculture to all of the Company's technology. In December 1999 the Company entered into an agreement with Agbio under which the Company develops agricultural applications of its Invader operating system for the field of agriculture. Under this agreement the Company also provided administrative and management services to Agbio and during 2001 the Company billed Agbio $552,000 for research and development activities and administrative and managerial services which the Company believes to be the fair market value of those services. On December 14, 2001, the Company purchased the remaining 50% of Agbio from Burrill Agbio Capital Fund, L.P. and R. Glen Donald for an aggregate of 925,000 shares of the Company's common stock valued at $6.53 per share on the date of issuance. In addition, 25,391 options to purchase the Company's common stock were issued to replace existing Agbio options.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative return on our common stock against the NASDAQ Stock Market U.S. Index (the "NASDAQ Index") and a peer group composed of the companies listed below (the "Peer Group"). The graph assumes a $100 investment on February 9, 2001 (the date of our initial public offering) in each of our common stock, the NASDAQ Index and the Peer Group and assumes that all dividends, if paid, were reinvested. This table does not forecast future performance of our common stock.

                               PERFORMANCE GRAPH

-------------------------------------------------------------------------------------------------------------
                                               2/09/01      3/31/01      6/30/01      9/30/01      12/31/01
-------------------------------------------------------------------------------------------------------------
 Third Wave Technologies, Inc                   100.00       63.64        93.91        57.45        66.82
 NASDAQ                                         100.00       74.48        87.44        60.66        78.93
 Peer Group                                     100.00       53.57        65.66        37.12        62.54

     The Peer Group consists of the following companies: Applera Corporation, Orchid Biosciences, Inc., Sequenom, Inc., Affymetrix, Inc. and Nanogen, Inc.

     The foregoing graph and accompanying material shall not be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the shareholders at the meeting. If any other matters properly come before the shareholders at the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

                                          By Order of the Board of Directors,

                                          /s/ LANCE FORS

                                          Lance Fors, Ph.D.
                                          Chief Executive Officer

Dated: April 26, 2002


                                                   THIRD WAVE TECHNOLOGIES, INC.

                                        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                                                   THIRD WAVE TECHNOLOGIES, INC.


                                              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                           IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 BELOW.

                         The undersigned shareholder of Third Wave Technologies, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement of the Company dated April 26, 2002 and hereby appoints Lance Fors and John
Comerford, and each of them, proxies and attorneys in fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the offices of the
Company at 9:00 a.m. on Wednesday, June 5, 2002 and any adjournment or adjournments thereof, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if the undersigned were present, as follows:

                  1. The election of the following persons as directors of the Company to serve until their successors shall be duly elected and qualified:


         NAME OF NOMINEE                                                     FOR                       AGAINST
----------------------------------------------------------------------------------------------------------------------

         Tom Daniel                                                          [ ]                         [ ]

         G. Steven Burrill                                                   [ ]                         [ ]

         Lloyd M. Smith, Ph.D.                                               [ ]                         [ ]


For, except vote withheld from the following nominee(s):




                  2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.


                         [ ] For                         [ ] Against                        [ ] Abstain

                  3. In their discretion, upon any such other matters which may properly come before the meeting or any adjournments thereof.


                         [ ] Grant Authority             [ ] Withhold Authority


                  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS
PROXY WILL BE VOTED FOR MANAGEMENT'S SLATE OF DIRECTORS AND FOR ALL OTHER ITEMS SET FORTH ABOVE AND, IN THE DISCRETION OF THE
PROXYHOLDERS, ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                                                                DATED:
                                                                                Signature of Shareholder

DATED:                              , 2002
      ------------------------------

                                                                                --------------------------
                                                                                Signature of Shareholder

                                                                                --------------------------
                                                                                PLEASE PRINT NAME(S)

------------------------------------

         I plan to attend the meeting:      [ ] Yes  [ ] No

         Taxpayer Identification No. (or Social Security Number):
                                                                 --------------

                         Sign exactly as your name(s) appear(s) on the stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock is registered in two names, both should sign.

                        SHAREHOLDERS SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                               PLEASE RETURN ALL PAGES OF THIS PROXY